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                           GRACO INC. AND SUBSIDIARIES

                  COMPUTATION OF NET EARNINGS PER COMMON SHARE

                                   (Unaudited)

                                                                        Thirteen Weeks Ended             Twenty Six Weeks Ended
                                                                        --------------------             ----------------------
                                                                 June 28, 1996     June 30, 1995     June 28, 1996     June 30, 1995
                                                                 -------------     -------------     -------------     -------------

                                                                                 (In thousands except per share amounts)

Net earnings applicable to common stock:
   Net earnings ............................................           $10,032           $ 8,532           $15,617           $13,968
                                                                                                                             $10,279

   Less dividends on preferred stock .......................              --                  19              --                  37
                                                                       -------           -------           -------           -------

                                                                       $10,032           $ 8,513           $15,617           $13,931
                                                                       =======           =======           =======           =======

Average number of common and common
   equivalent shares outstanding:

   Average number of common
      shares outstanding ...................................            17,349            17,234            17,333            17,180

   Dilutive effect of stock options
      computed on the treasury
      stock method .........................................               239               220               238               172
                                                                       -------           -------           -------           -------

                                                                        17,588            17,454            17,571            17,352
                                                                       =======           =======           =======           =======


Net earnings per common
      and common equivalent share ..........................           $   .57           $   .49           $   .89           $   .80
                                                                       =======           =======           =======           =======



                Primary and fully diluted earnings per share are
                            substantially the same.

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